EXHIBIT 10.1

NINTH AMENDMENT TO OFFICE LEASE

This Ninth Amendment to Office Lease (this “Ninth Amendment”) is made and entered into as of December 21, 2007, by and between WA—THREE BELLEVUE CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and INFOSPACE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord, as successor-in-interest to Three Bellevue Center LLC, a Washington limited liability company, and Tenant, formerly known as InfoSpace.com, Inc., a Delaware corporation, entered into that certain Office Lease Agreement dated March 10, 2000 (the “Office Lease”), as supplemented by that certain letter dated October 10, 2000 (the “First Commencement Letter”), as amended by that certain First Lease Amendment dated August 1, 2000 (the “First Amendment”), and that certain Second Lease Amendment dated August 25, 2000 (the “Second Amendment”), as supplemented by that certain letter dated May 18, 2001 (the “Second Commencement Letter”), and that certain letter dated August 31, 2001 (the “Third Commencement Letter”), as amended by that certain Third Lease Amendment dated June 4, 2002 (the “Third Amendment”), and that certain Fourth Lease Amendment dated May 16, 2003 (the “Fourth Amendment”), as supplemented by that certain letter dated June 3, 2003 (the “Fourth Commencement Letter”), as amended by that certain Fifth Lease Amendment dated June 23, 2004 (the “Fifth Amendment”), as supplemented by that certain letter dated September 1, 2005 (the “Parking Letter”), and as amended by that certain Sixth Amendment dated September 26, 2005 (the “Sixth Amendment”), that certain Seventh Amendment dated April 10, 2006 (the “Seventh Amendment”), and that certain Eighth Amendment to Office Lease Agreement, dated September 20, 2007 (the “Eighth Amendment”) (the Office Lease, the First Commencement Letter, the First Amendment, the Second Amendment, the Second Commencement Letter, the Third Commencement Letter, the Third Amendment, the Fourth Amendment, the Fourth Commencement Letter, the Fifth Amendment, the Parking Letter, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment shall collectively be referred to herein as the “Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of approximately 130,826 rentable square feet of space (the “Existing Premises”) located on the seventh (7th) through twelfth (12th) floors of that certain office building located at 601 108th Avenue, N.E., Bellevue, Washington (“Building”) and commonly known as Key Center.

B. Pursuant to the terms of the Eighth Amendment, Tenant’s lease of 21,853 rentable square feet of space on the 7th floor shall terminate as of July 31, 2008.

C. The parties desire to amend the Lease on the terms and conditions set forth in this Ninth Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Defined Terms. Except as explicitly set forth in this Ninth Amendment, each initially capitalized term when used herein shall have the same respective meaning as is set forth in the Lease.

2. Premises.

2.1 Give-Back Space.

2.1.1 In General. Landlord and Tenant hereby acknowledge and agree that, effective as of December 20, 2007 (the “Give-Back Date”), notwithstanding anything in the Lease to the contrary, Tenant shall vacate and surrender and deliver exclusive possession of (i) 21,831 rentable square feet of space located on the 8th floor of the Building, (ii) 21,811 rentable square feet of space located on the 9th floor of the Building, and (iii) 21,794 rentable square feet of space located on the 10th floor of the Building, all as more particularly set forth on Exhibit A, attached hereto (collectively, the “Give-Back Space”), in accordance with the terms of the Lease, as hereby amended, and the Lease, with respect to the Give-Back Space only, shall terminate and be of no further force or effect. Accordingly, effective as of the date immediately following the Give-Back Date, (a) the Give Back Space shall not be a part of the Premises, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Give-Back Space, except those obligations under the Lease which relate to the term of Tenant’s lease of the Give-Back Space and/or any liability of Tenant for obligations that relate to such term which specifically survive the expiration of the Lease, including, without limitation, the payment of all Rent due with respect to the Give-Back Space up to and including the Give-Back Date, and (b) the “Premises” shall consist of 65,390 rentable square feet of space (the “Remaining Premises”), provided that the parties hereby acknowledge and agree that the rentable square footage of the Existing Premises shall further reduce as of the “7th Floor Contraction Effective Date”, as that term is defined in the Eighth Amendment, subject to and in accordance with the terms of the Eighth Amendment. Tenant hereby acknowledges and agrees that Tenant shall cause all of Tenant’s furniture and other personal property to be removed from the 7th Floor Expansion Space prior to the expiration date applicable to Tenant’s lease of such space. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Remaining Premises shall be as set forth in this Section 2.2.1 and shall not be subject to remeasurement or modification.

2.1.2 Representations of Tenant. Tenant represents and warrants to Landlord that with respect to the Give-Back Space (a) Tenant has not heretofore sublet the Give-Back Space nor assigned all or any portion of its interest in the Lease with respect thereto, (b) no other person, firm or entity has any right, title or interest in the Lease with respect to the Give-Back Space, and (c) Tenant has the full right, legal power and actual authority to enter into this Ninth Amendment and to terminate the Lease with respect to the Give-Back Space without the consent of any person, firm or entity. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Give-Back Date, there shall not be any, mechanics’ liens, or other liens encumbering all or any portion of the Give-Back Space, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. The representations and warranties set forth in this Section 2.1.2 shall survive the termination of the Lease with respect to the Give-Back Space and Tenant shall be liable to Landlord for any inaccuracies or any breach thereof.

2.2 Remaining Premises. Tenant hereby acknowledges and agrees that Tenant shall, following the Give-Back Date, continue to accept the Remaining Premises in its currently existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Remaining Premises, provided that the foregoing shall alter or modify any Landlord repair and maintenance and/or compliance with law obligations as and to the extent set forth in the Lease. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Remaining Premises or with respect to the suitability of the Remaining Premises for the conduct of Tenant’s business.

3. Rent. Prior to the Give-Back Date, Tenant shall pay Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease.

3.1 Base Rent. Effective as of the date immediately following the Give-Back Date and continuing through and including the Termination Date (which is February 28, 2013), Tenant shall pay monthly installments of Base Rent for the Remaining Premises in the amounts set forth below in accordance with the terms of the Lease.

Period	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent
January 1, 2008 – February 29, 2008	$25.00	$136,229.17
March 1, 2008 – July 31, 2008	$21.60	$117,702.00
August 1, 2008 – February 28, 2009	$21.60	$78,366.60
March 1, 2009 – February 28, 2010	$22.25	$80,724.85
March 1, 2010 – February 28, 2011	$22.92	$83,155.67
March 1, 2011 – February 29, 2012	$23.61	$85,659.05
March 1, 2012 – February 28, 2013	$24.32	$88,234.99

Notwithstanding anything in this Section 3.1 to the contrary, so long as Tenant is not in monetary default beyond an applicable cure period under the Lease, as amended hereby, Tenant shall be entitled to an abatement of monthly Base Rent (i) in the amount of $117,702.00 per month for each month commencing with March, 2008 and continuing through and including July, 2008, and (ii) in the amount of $78,366.60 for the month of August, 2008 (collectively, the “Abated Base Rent”). If Tenant defaults in a monetary obligation under the Lease, as amended hereby, at any time during the Term and fails to cure such default within any applicable cure period, all Abated Base Rent shall immediately become due and payable by Tenant to Landlord. The payment by Tenant of the Abated Base Rent in the event of a monetary default shall not limit or affect any of Landlord’s other rights pursuant to the Lease, as amended hereby, or at law or in equity. During the period commending as of March 1, 2008 and continuing through and including August 31, 2008, only Base Rent shall abate (as and to the extent provided for herein) and any other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby. Landlord and Tenant hereby acknowledge and agree that the foregoing abated Base Rent is in lieu of any other Base Rent abatement provided in the Lease, specifically including the Base Rent abatement provided for in the last paragraphs of Section 3.02 and 3.03 of the Sixth Amendment.

3.2 Expenses and Taxes. Effective as of the date immediately following the Give-Back Date and continuing through and including the July 31, 2008, Tenant shall pay Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that Tenant’s Pro Rata Share shall equal 13.84%. Effective as of August 1, 2008 and continuing through and including the Termination Date, Tenant shall pay Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that Tenant’s Pro Rata Share shall equal 9.22%.

4. Parking. Landlord and Tenant hereby acknowledge and agree that the Spaces that Tenant leases pursuant to the terms of the Lease shall be reduced based upon the termination of Tenant’s lease of the Give-Back Space in accordance with the terms hereof in accordance with the terms of Section I of Exhibit E to the Office Lease.

5. Letter of Credit. Landlord and Tenant hereby acknowledge and agree that, notwithstanding the termination of Tenant’s lease of the Give-Back Space in accordance with the terms hereof, the “Letter of Credit Amount,” as that term is defined in Section 6 of the Eighth Amendment, shall not be subject to reduction as a result of or in connection therewith.

6. Motricity Lease; LOCs.

6.1 Landlord and Tenant hereby acknowledge and agree that (i) pursuant to the terms of the “Motricity Lease”, as that term is defined, below, “Motricity”, as that term is defined, below, is obligated to provide or to cause Tenant to provide three letters of credit to Landlord, one in the amount of $1,832,434.90, one in the amount of $366,487.10, and one in the amount of $2,240,092.40 (collectively, the “LOCs”), and (ii) at Tenant’s request, Landlord has agreed to permit the LOCs to be provided to Landlord on or before January 31, 2008, rather than concurrently herewith as desired by Landlord, upon and subject to the terms of this Section 6. In consideration of the foregoing and Landlord’s execution of this Ninth Amendment, Tenant shall, concurrently with Tenant’s execution of this Ninth Amendment, deposit cash with Landlord in the amount of $6,658,521.60 (the “Cash Payment”), which amount represents one hundred fifty percent (150%) of the aggregate amount of the LOCs. For each LOC that Landlord receives on or before January 31, 2008, and within five (5) business days after such receipt, Landlord shall return to Tenant that amount of the Cash Payment which represents one hundred fifty percent (150%) of the LOC so received. In the event that Landlord does not receive one or more of the LOCs by January 31, 2008, Landlord shall be permitted to retain, for its own account, from the Cash Payment one hundred fifty percent (150%) of the amount associated with the LOC(s) not delivered by such date (the “Retained Cash”), in which event (i) neither Tenant nor Motricity shall have any further obligation to provide the LOC(s) associated with such Cash Payment drawn and retained by Landlord, and (ii) Tenant shall have no interest in or right with respect to the Retained Cash and the same shall be the sole and exclusive property of Landlord. In addition, if Landlord does not receive all three LOCs on or before January 31, 2008, Section 6.6 of the Eighth Amendment (which provides for a reduction in the “Letter of Credit Amount,” as that term is defined in the Eighth Amendment) shall be deleted in its entirety and shall be of no further force and effect (the parties hereby agreeing that, in such event, the Letter of Credit provided by Tenant under the Eighth Amendment shall not be subject to reduction). Landlord hereby preapproves Bank of America (the “Bank”) as prospective issuer of the LOCs and agrees that each of the LOCs shall be in a form that is substantially similar to that which is required by the Motricity Lease or in another form acceptable to Landlord in Landlord’s reasonable discretion. For purposes of this Ninth Amendment, the “Motricity Lease” shall mean that certain Office Lease, dated as of the date hereof, between Landlord, as landlord, and Motricity, Inc., a Delaware corporation (“Motricity”), as tenant, with respect to certain space in the Building.

6.2 Landlord and Tenant further agree and acknowledge that the LOCs are to be drawn upon pursuant to the terms of the Motricity Lease. Notwithstanding anything contained herein to the contrary, in the event that Landlord shall draw upon any LOC provided by Tenant, Tenant shall be under no obligation to provide Landlord with replacement letter(s) of credit or otherwise restore the amounts of the same, provided that nothing contained herein shall limit, reduce or alter Motricity’s obligation to restore the LOCs, as and to the extent provided for in the Motricity Lease.

6.3 FAILURE TO DELIVER LOCs; LIQUIDATED DAMAGES. IN THE EVENT THAT THE LOCs ARE NOT DELIVERED BEFORE JANUARY 31, 2008, THEN THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF THE SAME, TENANT HEREBY ACKNOWLEDGING THAT (I) LANDLORD WILL NOT BE ABLE TO COLLECT “SECONDARY RENT”, AS THAT TERM IS DEFINED IN THE MOTRICITY LEASE, IN THE MANNER AND PURSUANT TO THE TIMING DESIRED BY LANDLORD AND CONTEMPLATED BY THE MOTRICITY LEASE, (II) LANDLORD WILL NOT HAVE THE LEASE SECURITY UNDER THE MOTRICITY LEASE BARGAINED FOR BY LANDLORD AND CONTEMPLATED BY THE MOTRICITY LEASE, AND (III) LANDLORD WOULD NOT HAVE AGREED TO THE TERMS OF THIS NINTH AMENDMENT (INCLUDING SPECIFICALLY THE TERMINATION OF TENANT’S LEASE OF THE GIVE-BACK SPACE) BUT FOR LANDLORD’S EXPECTATION THAT LANDLORD WOULD RECEIVE THE LOCs BY JANUARY 31, 2008. ACCORDINGLY, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS NINTH AMENDMENT, THE LIQUIDATED DAMAGES (I.E., LANDLORD’S RETENTION OF THE CASH PAYMENT AS AND TO THE EXTENT PROVIDED FOR IN THIS SECTION 6) REPRESENT A REASONABLE

ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF THE FAILURE OF LANDLORD TO TIMELY RECEIVE THE LOCs. FURTHER, THE RETENTION BY LANDLORD OF THE AMOUNTS PROVIDED FOR HEREIN HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS A REASONABLE ESTIMATE OF LANDLORD’S DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 6 AND ACKNOWLEDGE THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS NINTH AMENDMENT WAS EXECUTED.

JBR	AH DB
LANDLORD’S INITIALS	TENANT’S INITIALS

7. Deletions from Lease. Section II (Renewal) of Exhibit E to the Office Lease, and Section 9.02 (Right of First Offer) and Section 9.03 (Renewal Option) of the Sixth Amendment are hereby deleted in their entirety and are of no further force or effect. Tenant hereby acknowledges and agrees that, notwithstanding anything in the Lease to the contrary, as of the date hereof, Tenant shall have no right to extend the Term beyond the current Termination Date (which is February 28, 2013), nor shall Tenant have any right under the Lease to expand the Premises.

8. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Ninth Amendment other than Unico Properties, LLC, representing Landlord, and GVA Kidder Mathews, representing Tenant (the “Broker”) and that they know of no other real estate broker or agent included in this transaction. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Broker. The terms of this Section 5 shall survive the expiration or earlier termination of the Lease, as hereby amended.

9. No Other Modifications. Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this Ninth Amendment.

10. Counterparts. This Ninth Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Ninth Amendment, and all such counterparts together shall constitute one and the same Ninth Amendment.

11. Conflict. In the event of any conflict between the Lease and this Ninth Amendment, this Ninth Amendment shall prevail.

IN WITNESS WHEREOF, the parties have entered into this Ninth Amendment as of the date first set forth above.

“LANDLORD”:

WA—THREE BELLEVUE CENTER, L.L.C., a Delaware limited liability company

By:	/s/ Jeremy B. Fletcher
Jeremy B. Fletcher, Senior Managing Director

“TENANT”:

INFOSPACE, INC., a Delaware corporation

By:	/s/ Allen Hsieh
Its: CFO

By:	/s/ David Binder
Its: VP Finance

NOTARY PAGES

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Allen Hsieh is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the CFO of Infospace, Inc., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: Dec. 21, 2007

/s/ Janice M Riggs
(Signature)

(Seal or stamp)

Title: Notary Public

Notary Public in and for the State of Washington

My appointment expires: 11-2-08

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that David Binder is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the VP Finance of Infospace, Inc., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: Dec. 21, 2007

/s/ Janice M Riggs
(Signature)

(Seal or stamp)

Title: Notary Public

Notary Public in and for the State of Washington

My appointment expires: 11-2-08

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On December 28, 2007, before me, Brad S. Diamond, a Notary Public, personally appeared Jeremy B. Fletcher, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Brad S. Diamond	(Seal)

EXHIBIT A

KEY CENTER

OUTLINE OF GIVE-BACK SPACE